Exhibit 10.6

EXECUTION

THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

This THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) dated as of April 13, 2009 is entered into by and among (i) Demandware, Inc., a Delaware corporation (the “Company”), (ii) the Founder and (iii) the persons listed as “Purchasers” on the signature pages hereto (the “Purchasers”).

WHEREAS, pursuant to the Series A Convertible Preferred Stock Purchase Agreement dated as of August 4, 2004, one of the conditions by the Founder and certain of the Purchasers to purchase an aggregate of 7,000,000 shares of the Company’s Series A Preferred Stock, par value $.01 per share (the “Series A Preferred Stock”), was the execution of the Investor Rights Agreement, dated as of August 4, 2004, by and among the Company, the Founder and such Purchasers, which was amended by the First Amendment to Investor Rights Agreement, dated May 16, 2005 and the Second Amendment to Investor Rights Agreement, dated September 16, 2005;

WHEREAS, pursuant to the Series B Convertible Preferred Stock Purchase Agreement dated as of December 20, 2005, one of the conditions by the Founder and certain of the Purchasers to purchase an aggregate of 11,165,557 shares of the Company’s Series B Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”), was the execution of the Amended and Restated Investor Rights Agreement, dated as of December 20, 2005, by and among the Company, the Founder and such Purchasers, which was amended by the Master Amendment and Joinder Agreement, dated as of May 10, 2006;

WHEREAS, pursuant to the Series C Convertible Preferred Stock Purchase Agreement dated as of August 3, 2007, as amended, one of the conditions by the Founder and certain of the Purchasers to purchase an aggregate of 9,114,491 shares of the Company’s Series C Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”), was the execution of the Second Amended and Restated Investor Rights Agreement, dated as of August 3, 2007, by and among the Company, the Founder and such Purchasers, which was amended by Amendment No. l to Second Amended and Restated Investor Rights Agreement, dated as of July 18, 2008 (as amended, the “Existing Agreement”);

WHEREAS, pursuant to that certain Series D Convertible Preferred Stock Purchase Agreement dated as of the date hereof (the “Series D Purchase Agreement”), one of the conditions by the Founder and certain of the Purchasers to purchase an aggregate of 11,546,403 shares of the Company’s Series D Preferred Stock, par value $.01 per share (the “Series D Preferred Stock”), is the execution of this Agreement amending and restating the Existing Agreement as set forth herein;

WHEREAS, the parties hereto hold the requisite number of shares of capital stock of the Company to amend the Existing Agreement as required by Section 14(d) of the Existing Agreement; and

WHEREAS, the Company is willing to enter into this Agreement as an inducement to the Founder and certain of the Purchasers to consummate the transactions contemplated by the Series D Purchase Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree to amend and restate the Existing Agreement as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the first Person. “Control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

“Board of Directors” shall mean the board of directors of the Company as constituted from time to time.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Charter” shall mean the Fifth Amended and Restated Certificate of Incorporation of the Company.

“Commission” shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Company, as constituted as of the date of this Agreement.

“Computer Programs” shall mean (i) any and all computer programs (consisting of sets of statements or instructions to be used directly or indirectly in a computer in order to bring about a certain result), and (ii) all associated data and compilations of data, regardless of their form or embodiment. “Computer Programs” shall include, without limitation, all source code, object code and natural language code therefor, all versions thereof, all screen displays and designs thereof, all component modules, all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and all documentation, including without limitation user manuals and training materials, relating to any of the foregoing.

“Conversion Shares” shall mean shares of Common Stock issued or issuable upon conversion of the Preferred Stock (as defined below).

“Employee Stock Plans” shall mean the Company’s 2004 Stock Option and Grant Plan, as amended from time to time, and all other similar stock option and incentive plans, agreements or arrangements approved by the Board of Directors, which approval includes the approval of the Preferred Directors.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Founder” shall mean Stephan Schambach.

“Founders Stock” shall mean all shares of Common Stock held by Founder, excluding shares of Common Stock which have been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (b) publicly sold pursuant to Rule 144 under the Securities Act.

“Indebtedness” shall mean all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles, be classified upon the obligor’s balance sheet (or the notes thereto) as liabilities, but in any event including liabilities secured by any mortgage on property owned or acquired subject to such mortgage, whether or not the liability secured thereby shall have been assumed, and also including (i) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in said balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (ii) the present value of any lease payments due under leases required to be capitalized in accordance with applicable Statements of Financial Accounting Standards, determined by discounting all such payments at the interest rate determined in accordance with applicable Statements of Financial Accounting Standards.

“Intellectual Property Rights” shall mean all of the following: (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, tradenames, service names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, (vi) Computer Programs, (vii) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (viii) copies and tangible embodiments thereof.

“Investors” shall mean General Catalyst Group III, L.P., GC Entrepreneurs Fund III, L.P., North Bridge Venture Partners V-A, L.P., North Bridge Venture Partners V-B, L.P., T-Systems Venture Fund GmbH & Co. KG, and for the purpose of Sections 4(b), 4(c), 4(d), 5 through 11 and 14 of this Agreement, SVB.

“Key Employee” or “Key Employees” shall mean and include the President, chief executive officer, chief financial officer, chief operating officer, chief technology officer, vice presidents of operations, research, development, sales or marketing, or any other individual who performs a significant role in the operations of the Company or a Subsidiary as may be reasonably designated by the Board of Directors of the Company including, but not limited to Stephan Schambach, John Pearce, Ulrike Mueller, Udo Timpe and Scott Dussault.

“Management Investors” shall mean the persons listed as Management Investors on Schedule I to the Stock Restriction Agreement.

“Material Adverse Change” shall mean a material adverse change in the business, operations, affairs, or condition (financial or otherwise) of the Company.

“Person or Persons” shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

“Preferred Directors” shall mean the two (2) directors of the Company elected by the holders of the Preferred Stock in accordance with Article IV Section B.l(c)(i) of the Charter.

“Preferred Stock” shall mean all shares of Series A Preferred Stock, all shares of Series B Preferred Stock, all shares of Series C Preferred Stock, all shares of Series D Preferred Stock and all shares of preferred stock of the Company of any series hereafter acquired by the Purchasers.

“Qualified Public Offering” shall mean a fully underwritten, firm commitment public offering pursuant to an effective registration under the Securities Act covering the offer and sale by the Company of its Common Stock in which the aggregate net proceeds to the Company equals or exceeds $25,000,000 and the price per share of such Common Stock equals or exceeds $5.00 per share (such price subject to equitable adjustment in the event of any stock split, stock dividend, combination, reorganization, reclassification or other similar event).

“Registration Expenses” shall mean the expenses so described in Section 8.

“Reserved Employee Shares” shall mean shares of Common Stock not to exceed in the aggregate 14,718,646 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) reserved by the Company for issuance pursuant to the Employee Stock Plans. The foregoing number of Reserved Employee shares may be increased by vote or unanimous written consent of the Board of Directors of the Company, such vote or consent including the affirmative vote or consent of the Preferred Directors.

“Restricted Stock” shall mean the (a) Conversion Shares, excluding Conversion Shares which have been (i) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) publicly sold pursuant to Rule 144 under the Securities Act; and (b) for the purpose of Sections 4(b), 4(c), 4(d), 5 through 11, and 14 of this Agreement, shares of Common Stock issued and issuable upon conversion of the shares of Series C Preferred Stock issued and issuable upon the exercise of that certain warrant to purchase Series C Preferred Stock originally issued to SVB on July 18, 2008.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean the expenses so described in Section 8.

“Subsidiary” or “Subsidiaries” shall mean any corporation or trust of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time outstanding shares of every class of such corporation or trust other than directors’ qualifying shares comprising at least fifty percent (50%) of the voting power of such corporation or trust, if any.

“Stock Restriction Agreement” shall mean the Third Amended and Restated Voting and Stock Restriction Agreement dated as of the date hereof by and among the Company and the persons named therein.

“SVB” shall mean Silicon Valley Bank, together with its Affiliates.

2. Restrictive Legend. Each certificate representing Preferred Shares, Conversion Shares or Restricted Stock shall, except as otherwise provided in this Section 2 or in Section 3, be stamped or otherwise imprinted with a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE ACT, UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.”

A certificate shall not bear such legend if in the opinion of counsel satisfactory to the Company (it being agreed that Ropes & Gray LLP and Wilmer Cutler Pickering Hale and Dorr LLP shall be satisfactory), the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

3. Notice of Proposed Transfer. Prior to any proposed transfer of any Preferred Shares, Conversion Shares or Restricted Stock (other than under the circumstances described in Sections 4, 5 or 6), the holder thereof shall give written notice to the Company of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by the Company, shall be accompanied by an opinion of counsel satisfactory to the Company (it being agreed that Ropes & Gray LLP and Wilmer Cutler Pickering Hale and Dorr LLP shall be satisfactory) to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws, whereupon the holder of such stock shall be entitled to transfer such stock in accordance with the terms of its notice; provided, however, that, if the transferor is an Investor, no such opinion of counsel shall be required for a transfer to one or more partners or members of the Investor (in the case of an Investor that is a partnership or a limited liability company, respectively) or to an affiliated entity (in the case of an Investor that is an entity); provided, further, however, that any transferee other than a transferee receiving such shares for no consideration shall execute and deliver to the Company a representation letter in form reasonably satisfactory to the Company’s counsel to the effect that the transferee is acquiring such shares for its own account, for investment purposes and without any view to distribution thereof. Each certificate for Preferred Shares, Conversion Shares or Restricted Stock transferred as above provided shall bear the legend set forth in Section 2, except that such certificate shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 or any other rule permitting public sale without registration under the Securities Act or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an Affiliate of the Company) would be entitled to transfer such securities in a public sale without registration under the Securities Act. The restrictions provided for in this Section 3 shall not apply to securities which are not required to bear the legend prescribed by Section 2 in accordance with the provisions of that Section.

4. Required Registration.

(a) At any time after the earlier of three (3) years from the date hereof, or six (6) months after the Company’s initial public offering, the holders of Restricted Stock constituting two-thirds (66-2/3%) of the total shares of Restricted Stock then outstanding may request that the Company register under the Securities Act all or any portion of the shares of Restricted Stock held by such requesting holder or holders for sale in the manner specified in such notice, provided, however, that the anticipated aggregate price to the public of such offering is at least $5,000,000. For purposes of this Section 4 and Sections 5, 6, 15(a) and 15(f), the term “Restricted Stock” shall be deemed to include the number of shares of Restricted Stock which would be issuable to a holder of the Preferred Stock upon conversion of all shares of Preferred Stock; provided, however, that the only securities which the Company shall be required to register pursuant hereto shall be shares of Common Stock; provided, further, however, that, in any underwritten public offering contemplated by this Section 4 or Sections 5 and 6, the holders of shares of Preferred Stock shall be entitled to sell such shares of Preferred Stock to the underwriters for conversion and sale of the shares of Common Stock issued upon conversion or exercise and conversion, as applicable, thereof. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 4 within 180 days after the effective date of any registration statement on Form S-l or Form S-3 (or in each case any successor form thereto) filed with the Commission by the Company for the purpose of registering shares for sale by the Company.

(b) Following receipt of any notice under this Section 4, the Company shall immediately notify all holders of Restricted Stock from whom notice has not been received and such holders shall then be entitled within thirty (30) days thereafter to request the Company to include in the requested registration all or any portion of their shares of Restricted Stock. The Company shall use its best efforts to register under the Securities Act, for public sale in accordance with the method of disposition described in paragraph (a) above, the number of shares of Restricted Stock specified in such notice (and in all notices received by the Company from other holders within 30 days after the giving of such notice by the Company). The Company shall be obligated to register Restricted Stock pursuant to this Section 4 on three (3) occasions only (except for on Form S-3 or any equivalent successor form as provided in Section 6); provided, however, that such obligation shall be deemed satisfied only when a registration statement covering all shares of Restricted Stock specified in notices received as aforesaid for sale in accordance with the method of disposition specified by the requesting holders shall have become effective or if such registration statement has been withdrawn prior to the consummation of the offering at the request of the holders of Restricted Stock and Preferred Stock (other than as a result of a Material Adverse Change in the business or condition, financial or otherwise, of the Company) and, if such method of disposition is a firm commitment underwritten public offering, all such shares shall have been sold pursuant thereto (not including shares eligible for sale pursuant to the underwriters’ over-allotment option).

(c) The Company shall be entitled to include in any registration statement referred to in this Section 4 shares of Common Stock to be sold by the Company for its own account, except as and to the extent that, in the opinion of the managing underwriter, such inclusion would adversely affect the marketing of the Restricted Stock to be sold. Except for registration statements on Form S-4, S-8 or any successor thereto, the Company will not file with the Commission any other registration statement with respect to its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a notice from holders requesting sale pursuant to an underwritten offering pursuant to this Section 4 until the completion of the period of distribution of the registration contemplated thereby.

(d) If in the opinion of the managing underwriter the inclusion of all of the Restricted Stock requested to be registered under this Section would adversely affect the marketing of such shares, shares to be sold by the holders of Restricted Stock, if any, shall be excluded only after any shares to be sold by the Company have been excluded, pro rata based on their ownership of Restricted Stock.

(e) With respect to a request for registration pursuant to Sections 4 and 6 that is for an underwritten public offering, the managing underwriter shall be chosen by the holders of two-thirds (66-2/3%) of the Restricted Stock to be sold in such offering.

5. Incidental Registration. If the Company at any time (other than pursuant to Section 4 or Section 6) proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Restricted Stock or Founders Stock, as the case may be, for sale to the public), each such time it will give written notice to all holders of outstanding Restricted Stock and Founders Stock of its intention so to do. Upon the written request of any such holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of its Restricted Stock or Founders Stock, as the case may be, the Company will use its best efforts to cause the Restricted Stock and Founders Stock as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by the holder of such Restricted Stock and Founders Stock so registered. In the event that any registration pursuant to this Section 5 shall be, in whole or in part, an underwritten public offering of Common Stock, and the Company and the managing underwriter determine in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares of Restricted Stock and Founders Stock that may be included in the offering shall be allocated first, to the Company; second, to the Investors, the Management Investors and Founder requesting to register shares of Restricted Stock in such underwritten public offering on a pro rata basis based on the total number of shares of Restricted Stock held by the Investors, the Management Investors and Founder requesting to register shares in such underwritten public offering; third, to Founder in respect of Founders Stock requested to be registered in such underwritten public offering by Founder; and fourth, to any other stockholders of the Company; provided, however, that in no event may less than one-third (1/3) of the total number of shares of Common Stock to be included in such offering be allocated to the Investors.

6. Registration on Form S-3. If at any time (i) holders of at least two-thirds (66-2/3%) of the Restricted Stock then outstanding request that the Company file a registration statement on Form S-3 or any successor thereto for a public offering of all or any portion of the shares of Restricted Stock held by such requesting holders, where the anticipated aggregate price to the public of such Restricted Stock to be registered is at least $ 1,000,000, and (ii) the Company is a registrant entitled to use Form S-3 or any successor form thereto to register such shares, then the Company shall use its best efforts to register under the Securities Act on Form S-3 or any successor form thereto, for public sale in accordance with the method of disposition specified in such notice, the number of shares of Restricted Stock specified in such notice. Whenever the Company is required by this Section 6 to use its best efforts to effect the registration of Restricted Stock, each of the procedures and requirements of Section 4 (including but not limited to the requirement that the Company notify all holders of Restricted Stock from whom notice has not been received and provide them with the opportunity to participate in the offering) shall apply to such registration, provided, however, that there shall be no limitation on the number of registrations on Form S-3 which may be requested and obtained under this

Section 6, and provided, further, however, that the requirements contained in the first sentence of Section 4(a) shall not apply to any registration on Form S-3 which maybe requested and obtained under this Section 6.

Notwithstanding anything to the contrary in this Section 6, the Company shall not be required to effect more than two (2) registrations pursuant to this Section 6 in any 12 month period.

7. Registration Procedures. If and whenever the Company is required by the provisions of Sections 4, 5 or 6 to use its best efforts to effect the registration of any shares of Restricted Stock under the Securities Act, the Company will, as expeditiously as possible:

(a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 4, shall be on Form S-l or other form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as hereinafter provided);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all Restricted Stock covered by such registration statement in accordance with the sellers’ intended method of disposition set forth in such registration statement for such period;

(c) furnish to each seller of Restricted Stock and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Restricted Stock covered by such registration statement;

(d) use its best efforts to register or qualify the Restricted Stock covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as the sellers of Restricted Stock or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction or become subject to tax in any such jurisdiction;

(e) use its best efforts to list the Restricted Stock covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed (or, if the Common Stock is not yet listed or quoted, then on such exchange or quotation system as the holders holding two-thirds (66-2/3%) of the Restricted Stock and the Company determine);

(f) provide a transfer agent and registrar for all such Restricted Stock, not later than the effective date of such registration statement;

(g) immediately notify each seller of Restricted Stock and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(h) if the offering is underwritten and at the request of any seller of Restricted Stock, use its best efforts to furnish on the date that Restricted Stock is delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, containing customary opinions requested by counsel for the underwriters and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request;

(i) make available for inspection by each seller of Restricted Stock, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement. The rights granted pursuant to this subsection (i) may not be assigned or otherwise conveyed by such person or by any subsequent transferee of any such rights without the written consent of the Company, which consent shall not be unreasonably withheld; provided that the Company may refuse such written consent if the proposed transferee is a competitor of the Company as determined by the Company’s Board of Directors; and provided further, that no such written consent shall be required if the transfer is made to a party who is not a competitor of the Company and who is a parent, subsidiary, Affiliate, partner or group member of such Person;

(j) advise each selling holder of Restricted Stock, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k) cooperate with the selling holders of Restricted Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Restricted Stock to be sold, such certificates to be in such denominations and registered in such names as such holders or the managing underwriters may request at least two (2) business days prior to any sale of Restricted Stock; and

(l) permit any holder of Restricted Stock which holder, in the sole and exclusive judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included, subject to review by the Company and its counsel after consultation with such holder.

For purposes of Section 7(a) and 7(b) and of Section 4(c), the period of distribution of Restricted Stock in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Restricted Stock in any other registration shall be deemed to extend until the earlier of the sale of all Restricted Stock covered thereby and 120 days after the effective date thereof.

In connection with each registration hereunder, the sellers of Restricted Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

In connection with each registration pursuant to Sections 4, 5 or 6 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company’s size and investment stature.

8. Expenses. All expenses incurred by the Company in complying with Sections 4, 5 and 6, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, and fees and disbursements of one counsel for the sellers of Restricted Stock, but excluding any Selling Expenses, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of Restricted Stock are called “Selling Expenses.”

The Company will pay all Registration Expenses in connection with each registration statement under Sections 4, 5 or 6. All Selling Expenses in connection with each registration statement under Sections 4, 5 or 6 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

9. Indemnification and Contribution.

(a) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, the Company will indemnify and hold harmless each seller of such Restricted Stock thereunder, each underwriter of such Restricted Stock thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by any such seller, any such underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus; provided further, that the Company shall not be required to indemnify any person against any liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such deficiency is corrected in the final prospectus or for any liability which arises out of the failure of any person to deliver a prospectus as required by the Securities Act regardless of any investigation made by or on behalf of such indemnified party and shall survive transfer of such securities by such seller.

(b) In the event of a registration of any of the Restricted Stock under the Securities Act pursuant to Sections 4, 5 or 6, each seller of such Restricted Stock thereunder, severally and not jointly, will indemnify and hold harmless each other seller of Restricted Stock, the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, to which the Company, each other seller of Restricted Stock or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Restricted Stock was registered under the Securities Act pursuant to Sections 4, 5 or 6, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, each other seller of Restricted Stock and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of each seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the shares sold by such seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by such seller from the sale of Restricted Stock covered by such registration statement.

(c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 9 and shall only relieve it from any liability which it may have to such indemnified party under this Section 9 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Restricted Stock exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling holder or any such controlling person in circumstances for which indemnification is provided under this Section 9; then, and in each such case, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such holder is responsible for the portion represented by the percentage that the public offering price of its Restricted Stock offered by the registration statement bears to the public offering price of all securities offered by such registration statement, and the Company is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the public offering price of all such Restricted Stock offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

10. Changes in Common Stock or Preferred Stock. If, and as often as, there is any change in the Common Stock or the Preferred Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, then appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock and the Preferred Stock as so changed.

11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Stock to the public without registration, at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each holder of Restricted Stock forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Restricted Stock without registration.

12. Right of First Refusal

(a) Right of First Refusal. So long as any shares of Preferred Stock are outstanding, the Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) shares of Common Stock, (ii) any other equity security of the Company, including without limitation, Preferred Stock, (iii) any debt security of the Company (other than debt with no equity feature) including without limitation, any debt security which by its terms is convertible into or exchangeable for any equity security of the Company, (iv) any security of the Company that is a combination of debt and equity, or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security or any such debt security of the Company, unless in each case the Company shall have first offered to sell up to two-thirds (66-2/3%), in the aggregate, of such securities (the “Offered Securities”) to each of the Investors (each an “Offeree” and collectively, the “Offerees”) as follows: Each Offeree shall have the right to purchase (x) that portion of the Offered Securities equal to the total Offered Securities multiplied by a fraction, the numerator of which is the total number of shares of Conversion Shares then held by such Offeree and the denominator of which is the total number of shares of Conversion Shares then held by all Investors (the “Basic Amount”), and (y) such additional portion of the Offered Securities as such Offeree shall indicate it will purchase should the other Offerees subscribe for less than their Basic Amounts (the “Undersubscription Amount”), at a price and on such other terms as shall have been specified by the Company in writing delivered to such Offeree (the “Offer”), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the offer.

(b) Notice of Acceptance. Notice of each Offeree’s intention to accept, in whole or in part, any Offer made pursuant to Section 12(a) shall be evidenced by a writing signed by such Offeree and delivered to the Company prior to the end of the 20-day period of such offer, setting forth such of the Offeree’s Basic Amount as such Offeree elects to purchase and, if such Offeree shall elect to purchase all of its Basic Amount, such Undersubscription Amount as such Offeree shall elect to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Offerees are less than the sum of all of the Basic Amounts (the “Aggregate Basic Amount”), then each Offeree who has set forth Undersubscription Amounts in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, all Undersubscription Amounts it has subscribed for; provided, however, that should the aggregate Undersubscription Amounts subscribed for exceed the difference between the Aggregate Basic Amount and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Offeree who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amount subscribed for by such Offeree bears to the total Undersubscription Amounts subscribed for by all Offerees, subject to rounding by the Board of Directors to the extent it reasonably deems necessary.

(c) Conditions to Acceptances and Purchase.

(i) Permitted Sales of Refused Securities. In the event that Notices of Acceptance are not given by the Offerees in respect of all the Offered Securities, the Company shall have ninety (90) days from the expiration of the period set forth in Section 12(a) to close the sale of all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Offerees (the “Refused Securities”) to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

(ii) Reduction in Amount of Offered Securities. In the event the Company shall propose to sell less than all the Refused Securities to Persons other than the Offerees (any such sale to be in the manner and on the terms specified in Section 12(c)(i) above), then each Offeree may, at its sole option and in its sole discretion, reduce the number of, or other units of the Offered Securities specified in its respective Notice of Acceptance to an amount which shall be not less than the amount of the Offered Securities which the Offeree elected to purchase pursuant to Section 12(b) multiplied by a fraction, (i) the numerator of which shall be the amount of Offered Securities which the Company actually proposes to sell, and (ii) the denominator of which shall be the amount of all Offered Securities. In the event that any Offeree so elects to reduce the number or amount of Offered Securities specified in its respective Notices of Acceptance, the Company may not sell or otherwise dispose of more than the reduced amount of the Offered Securities until such securities have again been offered to the Offerees in accordance with Section 12(a).

(iii) Closing. Upon the closing, which shall include full payment to the Company, of the sale to such other Person or Persons of all or less than all the Refused Securities, the Offerees shall purchase from the Company, and the Company shall sell to the Offerees, the number of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 12(c)(ii) if the Offerees have so elected, upon the terms and conditions specified in the Offer. The purchase by the Offerees of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Offerees of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Offerees and their respective counsel.

(d) Further Sale. In each case, any Offered Securities not purchased by the Offerees or other Person or Persons in accordance with Section 12(c) may not be sold or otherwise disposed of until they are again offered to the Offerees under the procedures specified in Sections 12(a), 12(b) and 12(c).

(e) Special Mandatory Conversion. If from time to time any Offeree is entitled to exercise a right of first refusal granted pursuant to Section 12(a) (the “Right of First Refusal”) with respect to any equity financing of the Company that would result in the reduction of the the Series D Conversion Price, the Series C Conversion Price, the Series B Conversion Price or the Series A Conversion Price (each as described in Article IV Section B.5(a) of the Charter) (the “Equity Financing”) and (i) the Equity Financing has been approved by Board of Directors, (ii) the Company has fully complied in all respects with its obligations pursuant to such Right of First Refusal, (iii) the provisions of such Right of First Refusal have not been waived pursuant to the terms of this Agreement and (iv) such Offeree (referred to herein as a

“Non-Participating Offeree”) does not exercise such Offeree’s Right of First Refusal to acquire its full pro rata share (calculated pursuant to Section 12(a)) of the Offered Securities offered to the Offerees in such Equity Financing (a “Mandatory Offering”), then immediately prior to the consummation of such Mandatory Offering, such Non-Participating Offeree shall convert all of such Non-Participating Offeree’s Preferred Stock into Common Stock; provided, however, that in the event that T-Systems Venture Fund GmbH & Co. KG (“T Venture”) is a Non-Participating Offeree under this Section 12(e) in any future Mandatory Offering, then immediately prior to the consummation of such Mandatory Offering, T Venture shall convert into Common Stock only such number of shares of its Preferred Stock as is equal to the product of (x) the quotient of (A) the difference between T Venture’s pro rata share of the Offered Shares and the number of Offered Shares for which it has exercised its Right of First Refusal divided by (B) T Venture’s pro rata share of the Offered Securities and (y) the number of shares of Preferred Stock held by T Venture prior to the consummation of such Mandatory Offering. By way of example, and not limitation of the foregoing, in the event that 500 shares of the Company’s capital stock are offered in a Mandatory Offering and T Venture holds 10% of the Conversion Shares and 75 shares of Preferred Stock, if T Venture exercises its Right of First Refusal with respect to only 40 shares (i.e. 80% of its pro rata share of the Offered Shares), then 20% of its shares of Preferred Stock, or 15 shares, would be converted into Common Stock pursuant to this Section 12(e). Notwithstanding anything herein to the contrary, this Section 12(e) shall no longer apply to T Venture once it has purchased an aggregate total of three million dollars ($3,000,000) of equity securities from the Company (including the two million dollars ($2,000,000) worth of Series B Preferred Stock purchased from the Company on or about May 10, 2006).

Each Non-Participating Offeree shall surrender the certificate(s) representing the Preferred Stock being converted pursuant to this Section 12(e), duly endorsed or assigned in blank or to the Company, at the Company’s principal office (or such other office or agency of the Company as the Company may designate in the Offer) together with a duly completed and executed stock power and a statement of the name or names (with address) in which the certificate(s) for the shares of Common Stock to which such Non-Participating Offeree is entitled shall be issued, whereupon all of such Non-Participating Offeree’s rights in and to such Preferred Stock shall terminate. Notwithstanding the foregoing, in the event that such Non-Participating Offeree shall fail to deliver such certificate(s) to the Company, such Non-Participating Offeree hereby appoints the Secretary of the Company as its power-of-attorney, with full power of substitution, to cancel on the books of the Company the certificate(s) representing the Preferred Stock to be converted, and thereupon all of such Non-Participating Offeree’s rights in and to such Preferred Stock shall terminate. Upon receipt from the Non-Participating Offeree of the certificate(s) representing the Preferred Stock, the Company shall issue a new certificate(s) representing the full number of shares of Common Stock to which such Non-Participating Offeree is entitled.

(f) Termination of Right of First Refusal. The rights of the Offerees under this Section 12 shall terminate immediately prior to, but subject to, the consummation of a Qualified Public Offering; provided, however, that the rights of the Investors pursuant to this Section 12 may be waived as to all of such Investors by the affirmative vote or written consent of Conversion Shares representing at least two-thirds (66-2/3%) of the voting power of the Conversion Shares then held by the Investors, and any such waiver shall be binding on all

Investors, even if any of such Investors do not execute such waiver and irrespective of whether one or more Investors participates in the purchase of the Offered Securities.

(g) Exception. The rights of the Investors under this Section 12 shall not apply to:

(i) Common Stock issued as a stock dividend to holders of Common Stock or upon any subdivision or combination of shares of Common Stock,

(ii) the Conversion Shares issued upon conversion of the Preferred Stock,

(iii) the issuance of any Reserved Employee Shares,

(iv) Common Stock issued in connection with business combinations or corporate partnering arrangements approved by a majority of the Board of Directors, which approval includes the approval of the Preferred Directors,

(v) the issuance of Common Stock, options or warrants to purchase Common Stock, or the issuance of Common Stock upon the exercise of any such options or warrants, issued to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or other similar financing, provided, however, that such issuances are approved by a majority of the Board of Directors, which approval includes the approval of the Preferred Directors,

(vi) Common Stock issued to (x) licensors to the Company of technology or patents, (y) collaborative partners of the Company or (z) licensees of the Company in connection with the development or commercialization of the Company’s products; provided, however, that in each case such issuances are approved by a majority of the Board of Directors, which approval includes the approval of the Preferred Directors,

(vii) Common Stock issued pursuant to a Qualified Public Offering, and

(viii) Series D Preferred Stock issued pursuant to the Series D Purchase Agreement.

(h) Aggregation with Affiliates. For the purposes of determining the number of Conversion Shares owned by an Offeree, and whether an Offeree has exercised its Right of First Refusal to acquire it full pro rata share in a Mandatory Offering, all Conversion Shares held by Affiliates of such Offeree shall be aggregated with such Offeree’s shares and all Offered Securities purchased by Affiliates of such Offeree shall be aggregated with the Offered Securities purchased by such Offeree, provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons.

13. Covenants.

(a) Affirmative Covenants of the Company Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, and except to the extent the following covenants and provisions of this Section 13(a) are waived in any instance by at least two-thirds (66-2/3%) of the voting power of the then outstanding shares of Preferred Stock, the Company covenants and agrees that until the consummation of a Qualified Public Offering and for so long as at least 4,832,008 shares of Preferred Stock remain outstanding (such amount subject to equitable adjustment from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the number of issued and outstanding shares of Preferred Stock), the Company will perform and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to perform and observe such of the following covenants and provisions as are applicable to such Subsidiary:

(i) Payment of Taxes and Trade Debt. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary; provided, however, that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company or any Subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. Pay and cause each Subsidiary to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or its Subsidiaries, except such as are being contested in good faith and by proper proceedings if the Company or Subsidiary concerned shall have set aside on its books sufficient reserves, if any, with respect thereto.

(ii) Maintenance of Insurance. Continue to maintain from responsible and reputable insurance companies or associations a term life insurance policy on the life of Founder in the amount of $2,000,000, which proceeds will be payable to the order of the Company. Continue to maintain, and cause each Subsidiary to obtain and maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates, but in any event in amounts sufficient to prevent the Company or Subsidiary from becoming a co-insurer. The Company will not cause or permit any assignment of the proceeds of the life insurance policy specified in the first sentence of this paragraph and will not borrow against such policies. The Company will add the Investors as notice parties to such policy and will request that the issuer(s) of such policy provide such designees with at least ten (10) days’ notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof.

(iii) Director and Officer Insurance. Continue to maintain from responsible and reputable insurance companies or associations director and officer insurance

(“D&O Insurance”), in an amount and with coverage reasonably acceptable to the Preferred Directors.

(iv) Preservation of Corporate Existence. Preserve and maintain, and, unless the Company deems it not to be in its best interests, cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties. Secure, preserve and maintain, and cause each Subsidiary to secure, preserve and maintain, all licenses and other rights to use Intellectual Property Rights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business and the businesses of its Subsidiaries, taken as a whole.

(v) Compliance with Laws. Comply, and cause each Subsidiary to comply, with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, where noncompliance would have a Material Adverse Effect.

(vi) Inspection. Permit, upon reasonable request and notice, each of the Investors or any agents or representatives thereof, to examine and make copies of and extracts from the books of account of, and visit and inspect the properties of the Company and any Subsidiary, to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, directors or Key Employees and independent accountants, and consult with and advise the management of the Company and any Subsidiary as to their affairs, finances and accounts, all at reasonable times during normal business hours.

(vii) Keeping of Records and Books of Account. Keep, and cause each Subsidiary to keep, adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, returns of merchandise, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(viii) Maintenance of Properties. Maintain and preserve, and cause each Subsidiary to maintain and preserve, all of its properties and assets, necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

(ix) Compliance with ERISA. Comply, and cause each Subsidiary to comply, with all minimum funding requirements applicable to any pension, employee benefit plans or employee contribution plans which are subject to ERISA or to the Code or any similar foreign laws, and comply, and cause each Subsidiary to comply, in all other material respects with the provisions of ERISA and the Code and any similar foreign laws, and the rules and regulations thereunder, which are applicable to any such plan. The Company shall not permit any event or condition to exist which could permit any such plan to be terminated under circumstances which would cause the lien provided for in Section 4068 of ERISA or any similar foreign laws to attach to the assets of the Company or any Subsidiary.

(x) Budgets Approval. Not later than 30 days prior to the commencement of each fiscal year, prepare and submit to, and obtain the approval of a majority of the Board of Directors of, a business plan and monthly operating budgets in detail for the upcoming fiscal year, including capital and operating expense budgets, cash flow projections and profit and loss projections, all itemized in reasonable detail (including itemization of provisions for officers’ compensation). Review the budget and business plan periodically, and resubmit all changes therein and all material deviations therefrom to the Board of Directors. The Company shall not enter into any activity not in the ordinary course of business and not envisioned by the budget and business plan, unless approved by the affirmative vote of a majority of the members of the Board of Directors.

(xi) Financings. Inform the Board of Directors of any negotiations, offers or contracts relating to possible financings of any nature for the Company, whether initiated by the Company or any other Person, except for (A) arrangements with trade creditors, and (B) utilization by the Company or any Subsidiary of commercial lending arrangements with financial institutions.

(xii) By-laws. At all times, cause the by-laws of the Company to provide that, unless otherwise required by the laws of the State of Delaware, any one Preferred Director shall have the right to call a meeting of the Board of Directors, provided, however, that at least 48 hours’ notice must be provided to all members of the Board of Directors. At all times maintain provisions in the bylaws or certificate of incorporation of the Company eliminating the personal liability of all directors to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director and indemnifying all directors against liability to the maximum extent permitted under the laws of the State of Delaware.

(xiii) New Developments; Non-Competition Agreement; Non-Disclosure and Developments Agreement. Where reasonably practicable, cause all technological developments, patentable or unpatentable inventions, discoveries or improvements by the Company’s or any Subsidiary’s officers or employees to be documented in accordance with the appropriate professional standards, cause all officers and Key Employees of the Company or any Subsidiary to execute Non-Competition Agreements and cause all officers, employees and consultants of the Company or any Subsidiary, to execute Non-Disclosure and Developments Agreements, all in favor of the Company or any Subsidiary and, where possible and deemed by management to be commercially appropriate based on the advice of legal counsel and other considerations, to file and prosecute United States and foreign patent or copyright applications relating to and protecting such developments on behalf of the Company or any Subsidiary.

(xiv) Meetings of Directors. Hold meetings of the Company’s Board of Directors not less than six (6) times a year and at least every two (2) months.

(xv) Expenses of Directors. Promptly reimburse in full, each director of the Company who is not an employee of the Company for all reasonable expenses incurred in attending each meeting of the Board of Directors of the Company or any committee thereof, and for all reasonable travel expenses related to Company issues that are non-Board of Director related issues.

(xvi) Continued Business Operations. Use commercially reasonable efforts to cause its officers and key employees to, without approval of a majority of the Board of Directors, which approval includes the approval of the Preferred Directors, refrain from carrying on any for-profit business activity outside of the Company.

(xvii) Committees. Cause (A) the Company to establish and maintain a compensation committee comprised of four (4) members, two (2) of whom shall be the Preferred Directors, one of whom shall be an independent non-employee director and one of whom shall be the Chief Executive Officer of the Company, (B) the Company to establish and maintain an audit committee comprised of three (3) members, two (2) of whom shall be the Preferred Directors and (C) each other committee of the Board of Directors to include the two (2) Preferred Directors.

(xviii) Stock Option Plans. Grant options or restricted stock pursuant only to the Employee Stock Plans in such amounts, to such Persons and on such other terms as determined by the Board of Directors or the compensation committee thereof; provided, that each option granted or restricted stock purchased thereunder shall not vest, without the approval of the Preferred Directors, at a rate in excess of (A) with respect to one quarter of the shares subject to such grant or purchase, one year after the date of such grant or purchase and (B) with respect to the remaining shares subject to such grant or purchase, on a monthly basis over a period of thirty-six months thereafter.

(xix) Observation Rights. Each of General Catalyst Group III, L.P. and North Bridge Venture Partners V-A, L.P. will have the right to designate one person who shall be entitled to notice of, to attend, and participate in, as a nonvoting observer, and to any documentation distributed to members before, during and after, all meetings of the Board of Directors and all meetings of any committee of the Board of Directors. The Company reserves the right to exclude such observers from any meeting of the Board of Directors or any committee thereof, and to withhold access to any material or portion thereof provided to the directors or members of such committee, if the Board of Directors believes (a) in reliance upon the advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, or (b) there exists a conflict of interest with respect to such observer and a particular matter or transaction under consideration by the Board of Directors. The Company will use its best efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary set forth in the preceding sentence. The Company will reimburse the observers appointed pursuant to this Section 13(a)(xix) for all reasonable expenses incurred by them in attending meetings of the Board of Directors and committees and for all reasonable travel expenses related to Company issues that are non-Board of Director related issues.

(b) Negative Covenants of the Company. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that until the consummation of a Qualified Public Offering and for so long as at least 4,832,008 shares of Preferred Stock remain outstanding (such amount subject to equitable adjustment from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the number of issued and outstanding shares of Preferred Stock), it will comply with and observe the following covenants and provisions, and will cause each Subsidiary, if and when such Subsidiary exists, to comply with and observe such of the following covenants and provisions as are applicable to such Subsidiary, and will not, without the written consent or waiver by the at least two-thirds (66-2/3%) of the voting power of the then outstanding shares of Preferred Stock:

(i) Assumptions or Guaranties of Indebtedness of Other Persons. Assume, guarantee, endorse or otherwise become directly or contingently liable on, or permit any Subsidiary to assume, guarantee, endorse or otherwise become directly or contingently liable on (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor or otherwise to assure the creditor against loss) any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business, and except for the guaranties of the permitted obligations of any wholly-owned Subsidiary.

(ii) Change in Nature of Business. Make or permit any Subsidiary to make, any material change in the nature of its business as contemplated in written materials delivered to the Investors prior to the date hereof.

(iii) Ownership of Subsidiaries. Purchase or hold beneficially any stock, other securities or evidences of Indebtedness in, or make any investment in any other Person, excluding a wholly-owned Subsidiary of the Company.

(iv) Dealings with Affiliates and Others. Other than as contemplated by this Agreement, other than transactions in the ordinary course of business which are made pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that were approved by a majority of the Board of Directors, enter into, after the date of this Agreement, any transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any officer, director or Affiliate of the Company or any Subsidiary or any member of their respective immediate families or any corporation or other entity directly or indirectly affiliated with one or more of such officers, directors or members of their immediate families unless such transaction is approved in advance by a majority of the disinterested members of the Board of Directors; provided, however, that the Company shall not enter into any transaction with any officer or director of the Company (or any of their respective Affiliates) unless such transaction is also approved in advance by the Preferred Directors (or if one or more of such directors is interested in such transaction, then a majority of the disinterested directors).

(v) Maintenance of Ownership of Subsidiaries. Sell or otherwise dispose of any shares of capital stock of any Subsidiary, except to another Subsidiary, or permit any Subsidiary to issue, sell or otherwise dispose of any shares of its capital stock or the capital stock of any Subsidiary, except to the Company or another Subsidiary; provided, however, that the Company may liquidate, merge or consolidate any Subsidiary or Subsidiaries into or with itself, provided that the Company is the surviving entity, or into or with another Subsidiary or Subsidiaries.

(vi) Transfers of Technology. Transfer any ownership or interest in, or material rights relating to, any of its Intellectual Property Rights to any Person or entity which is not a member of the consolidated group of the Company and its Subsidiaries; provided, however, that this Section shall not apply to transfers of Intellectual Property Rights accomplished in the ordinary course of business.

(vii) Additional Stockholders. Issue any shares of capital stock or options to purchase shares of capital stock of the Company to a purchaser who is not already a party to the Stock Restriction Agreement, unless such purchaser executes and delivers to the Company an Instrument of Accession to the Stock Restriction Agreement, in the form attached thereto as Schedule II, prior to any such issuance agreeing to become a party thereto in the capacity of a Holder.

(c) Reporting Requirements. For as long as at least 4,832,008 shares of Preferred Stock remain outstanding (such amount subject to equitable adjustment from time to time to reflect any stock split, stock dividend, reverse stock split or similar event affecting the number of issued and outstanding shares of Preferred Stock) and until the consummation of a Qualified Public Offering, the Company will furnish the following to the Investors:

(i) Monthly Reports: as soon as available and in any event within 30 days after the end of each calendar month, unaudited financial statements of the Company and its Subsidiaries as of the end of such month and statements of income and retained earnings of the Company and its Subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to monthly budgets, a cash flow analysis for such month and a summary discussion of the Company’s principal functional areas, all in reasonable detail;

(ii) Quarterly Reports: to the extent not otherwise provided to any Person, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, financial statements of the Company and its Subsidiaries as of the end of such quarter and statements of income and cash flows of the Company and its Subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to quarterly budgets and a summary discussion of the Company’s principal functional areas, all in reasonable detail and duly certified by the chief executive or chief financial officer of the Company as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end audit adjustments);

(iii) Annual Reports: as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year and consolidated statements of income and of the Company and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief executive or chief financial officer of the Company and by such independent public accountants of recognized national standing approved by a majority of the Board of Directors, which approval includes the approval of the Preferred Directors;

(iv) Budgets: as soon as available after approval by the Board of Directors and in any event at least 30 days prior to the commencement of each fiscal year, a business plan and monthly operating budgets for the forthcoming fiscal year;

(v) Notice of Adverse Changes: promptly after the occurrence thereof and in any event within 10 days after each occurrence, notice of any Material Adverse Change in the operations or financial condition of the Company or any material default in any other material agreement to which the Company is a party;

(vi) Written Reports: promptly upon receipt or publication thereof, any written reports submitted to the Company by independent public accountants in connection with an annual or interim audit of the books of the Company and its Subsidiaries made by such accountants or by consultants or other experts in connection with such consultant’s or other expert’s review of the Company’s operations or industry, and written reports prepared by the Company to comply with other investment or loan agreements;

(vii) Notice of Proceedings: promptly after the commencement thereof, notice of all actions, suits, litigations and proceedings pending or, to the knowledge of the Company, threatened against the Company affecting any of its respective properties or assets, or against any officer, director, key employee or holder of more than 5% of the capital stock of the Company relating to such person’s performance of duties for the Company or relating to his stock ownership in the Company or otherwise relating to the business of the Company including, without limiting their generality, actions pending or, to the knowledge of the Company, threatened involving the prior employment of any of the Company’s officers or employees in their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employees, or any event or condition on the basis of which such litigation, proceeding or investigation might properly be instituted before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company or any Subsidiary;

(viii) Stockholders’ and SEC Reports: promptly upon sending, making available, or filing the same, such reports and financial statements as the Company or any Subsidiary shall send or make available to the stockholders of the Company or file with the Commission; and

(ix) Other Information: such other information respecting the business, properties or the condition or operations, financial or other, of the Company or any of its Subsidiaries as any Investor may from time to time reasonably request.

The holders of Restricted Stock hereby covenant and agree that all of the information disclosed to such holders pursuant to the provisions of this Section 13(c) shall be treated in accordance with Section 13(d) of this Agreement.

(d) Confidentiality. Subject to the disclosure of information of a non-technical nature, including financial information, which an Investor discloses to its partners and/or stockholders generally, each Investor agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information or Intellectual Property which such Investor may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, or pursuant to visitation or inspection rights granted hereunder unless such information is or becomes known to the Investor from a source other than the Company that is not violating any agreement it has with the Company or is or becomes publicly known, or unless the Company gives its written consent to such Investor’s release of such information, except that no such written consent shall be required (and the Investor shall be free to release such information to such recipient) if such information is to be provided to the Investor’s counsel or accountant, or to an officer, director or partner of such Investor, provided that the Investor shall inform the recipient of the confidential nature of such information, and shall instruct the recipient to treat the information as confidential.

14. Miscellaneous.

(a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any shares of Restricted Stock), whether so expressed or not, provided, however, that registration rights conferred herein on the holders of shares of Preferred Stock, Conversion Shares or Restricted Stock shall only inure to the benefit of a transferee of shares of Preferred Stock, Conversion Shares or Restricted Stock if (i) there is transferred to such transferee at least 20% of the shares of Restricted Stock originally acquired from the Company by such Investor or (ii) such transferee is a partner, member, stockholder or Affiliate of an Investor.

(b) All notices, requests, consents and other communications hereunder shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by telecopier or telex, addressed as follows:

(i) if to the Company or any other party hereto (other than SVB), at the address of such party set forth in the Stock Restriction Agreement;

(ii) if to SVB, at SVB Financial Group, Attn: Treasury Department, 3003 Tasman Drive, HA 200, Santa Clara, CA 95054, Telephone: 408-654-7400, Facsimile: 408-496-2405;

(iii) if to any subsequent holder of Preferred Shares, Conversion Shares or Restricted Stock, to it at such address as may have been furnished to the Company in writing by such holder;

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Preferred Shares, Conversion Shares or Restricted Stock) or to the holders of Preferred Shares, Conversion Shares or Restricted Stock (in the case of the Company) in accordance with the provisions of this paragraph.

(c) This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters (including its enforceability) shall be construed and enforced in accordance with and governed by the internal laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. Any claims or legal actions by the Purchasers or a Purchaser against the Company or Founder, or by the Company or Founder against the Purchasers or a Purchaser, arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be governed by the internal laws of the Commonwealth of Massachusetts and shall be commenced and maintained in any state or federal court located in such Commonwealth, and the Purchasers, Founder and the Company hereby consent and submit to the exclusive jurisdiction and venue of any such court.

(d) Except as otherwise expressly provided herein, this Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of (i) the Company, and (ii) Investors holding at least two-thirds (66-2/3%) of the voting power of the Preferred Stock then owned by the Investors. Notwithstanding anything to the contrary contained herein, (i) no amendment which increases Founder’s obligations hereunder or adversely affect Founder’s rights hereunder, shall be effective against Founder unless Founder has approved such amendment in writing. Notwithstanding the foregoing, (ii) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 12 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction).

(e) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(f) If requested in writing by the underwriters for the initial underwritten public offering of securities of the Company, each holder of Restricted Stock who is a party to this Agreement shall agree not to sell publicly any shares of Restricted Stock or any other shares of Common Stock (other than shares of Restricted Stock or other shares of Common Stock being registered in such offering), without the consent of such underwriters, for a period not to exceed 180 days following the effective date of the registration statement relating to such offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address NASD Rule 271l(f) of the Financial Industry Regulatory Authority, Inc. or any similar successor provision); provided, however, that all persons entitled to registration rights with respect to shares of Common Stock who are not parties to this Agreement, all other persons selling shares of Common Stock in such offering, all persons holding in excess of 1% of the capital stock of the Company on a fully diluted basis and all executive officers and directors of the Company shall also have agreed not to sell publicly their Common Stock under the circumstances and pursuant to the terms set forth in this Section 15(f); and provided, further, however, that any such lock-up agreement shall provide that if the managing underwriter releases any shares from the lock-up with respect to such offering prior to the scheduled expiration date, the managing underwriter shall contemporaneously release a pro rata portion of the Restricted Stock held by the Investors from such lock-up.

(g) Notwithstanding the provisions of Section 7(a), the Company’s obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 90 days in any 12-month period if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, based on the advice of its legal counsel, should not be disclosed.

(h) The Company shall not grant to any third party any registration rights without the approval of holders of at least two-thirds (66-2/3%) of the voting power of the shares of Preferred Stock, unless such registration rights are subordinate in all respects to the registration rights contained herein.

(i) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

(j) The obligations of the Company to register shares of Restricted Stock under Sections 4, 5 or 6 shall terminate on the seventh anniversary of the date of a Qualified Public Offering. In addition, all provisions of this Agreement, other than Sections 4, 5, 6, 7, 8, 9, 10, 11, 13(d) and 14, shall terminate upon the consummation of a Qualified Public Offering.

(k) The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

(l) This Agreement and the Series D Purchase Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter, including without limitation the Existing Agreement.

(m) Subject to the provisions of Section 14(h), each person who acquires shares of Preferred Stock after the date hereof shall become a Purchaser under this Agreement by executing an Instrument of Accession substantially in the form attached hereto as Schedule I.

(n) Each of the parties hereto who is a party to the Existing Agreement hereby agrees, approves and consents, by its signature hereto, that the Existing Agreement be, and hereby is, amended and restated in its entirety to read as set forth herein.

(o) To the extent any preemptive rights, rights of first refusal, rights to notice or any other provision of the Existing Agreement were not complied with in any prior issuance of Common Stock, Preferred Stock or any other equity security, each of the undersigned parties retroactively and irrevocably waives any such rights.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed his Third Amended and Restated Investor Rights Agreement as of the day and year first above written.

COMPANY

DEMANDWARE, INC.

By:	/s/ John Pearce
	Name:	John Pearce
	Title:	President

Signature Page to Investor Rights Agreement

FOUNDER

/s/ Stephan Schambach
Stephan Schambach

Signature Page to Investor Rights Agreement

PURCHASERS

GENERAL CATALYST GROUP III, L.P.
By:	General Catalyst Partners III, L.P., its General Partner
By:	General Catalyst GP III, LLC, its General Partner

By:	/s/ William J. Fitzgerald
	Name:	William J. Fitzgerald
	Title:	Member and Chief Financial Officer

GC ENTREPRENEURS FUND III, L.P.
By:	General Catalyst Partners III, L.P., its General Partner
By:	General Catalyst GP III, LLC, its General Partner

By:	/s/ William J. Fitzgerald
	Name:	William J. Fitzgerald
	Title:	Member and Chief Financial Officer

GENERAL CATALYST GROUP IV, L.P.
By:	General Catalyst Partners IV, L.P., its General Partner
By:	General Catalyst GP IV, LLC, its General Partner

By:	/s/ William J. Fitzgerald
	Name:	William J. Fitzgerald
	Title:	Member and Chief Financial Officer

GC ENTREPRENEURS FUND IV, L.P.
By:	General Catalyst Partners IV, L.P., its General Partner
By:	General Catalyst GP IV, LLC, its General Partner

By:	/s/ William J. Fitzgerald
	Name:	William J. Fitzgerald
	Title:	Member and Chief Financial Officer

Signature Page to Investor Rights Agreement

PURCHASERS (con’t)

NORTH BRIDGE VENTURE PARTNERS V-A, L.P.

By:	North Bridge Venture Management V, L.P. Its General Partner

By:	NBVM GP, LLC Its General Partner

By:	/s/ Michael J. Skok
Michael J. Skok
Manager

NORTH BRIDGE VENTURE PARTNERS V-B, L.P.

By:	North Bridge Venture Management V, L.P. Its General Partner

By:	NBVM GP, LLC Its General Partner

By:	/s/ Michael J. Skok
Michael J. Skok
Manager

Signature Page to Investor Rights Agreement

PURCHASERS (con’t)

T-SYSTEMS VENTURE FUND GmbH & Co. KG

By:
Name:
Title:

T-SYSTEMS VENTURE FUND GmbH & Co. KG

By:
Name:
Title:

SILICON VALLEY BANK

By:
Name:
Title:

Signature Page to Investor Rights Agreement

PURCHASERS (con’t)

Thomas Meusel

Ulrike Mueller

Dan O’Connor

Udo Timpe

Signature Page to Investor Rights Agreement

SCHEDULE I

DEMANDWARE, INC.

INSTRUMENT OF ACCESSION

The undersigned,                                     , as a condition precedent to becoming the owner or holder of record of                                      (            ) shares of the                      stock, par value $          per share, of Demandware, Inc., a Delaware corporation (the “Company”), hereby agrees to become a Purchaser under that certain Third Amended and Restated Investors’ Agreement dated as of April        , 2009, by and among the Company and the parties named therein. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Third Amended and Restated Investors’ Rights Agreement immediately upon execution and delivery to the Company of this Instrument.

IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

Signature:

(Print Name)

Address:

Date:

Accepted:

DEMANDWARE, INC.

By:
Name:
Title:
Date:

Signature Page to Investor Rights Agreement

Annex I

DEMANDWARE, INC.

INSTRUMENT OF ACCESSION

Third Amended and Restated Investors’ Rights Agreement

The undersigned, Jit Saxena, as a condition precedent to becoming the owner or holder of record of 307,904 (three hundred seven thousand nine hundred four) shares of the Series D Convertible Preferred Stock, par value $.01 per share, of Demandware, Inc., a Delaware corporation (the “Company”), hereby agrees to become a Purchaser under that certain Third Amended and Restated Investors’ Agreement dated as of April 13, 2009, by and among the Company and the parties named therein. This Instrument of Accession shall take effect and shall become an integral part of, and the undersigned shall become a party to and bound by, said Third Amended and Restated Investors’ Rights Agreement immediately upon execution and delivery to the Company of this Instrument.

IN WITNESS WHEREOF, this INSTRUMENT OF ACCESSION has been duly executed by or on behalf of the undersigned, as a sealed instrument under the laws of the State of Delaware, as of the date below written.

Signature:

/s/ Jit Saxena
Jit Saxena

Address:

Date:	Nov. 5, 2010

Accepted:

DEMANDWARE, INC,

By:	/s/ Thomas Ebling
Name:	Thomas Ebling
Title:	President and Chief Executive Officer
Date:	Nov. 5, 2010